The Board of Directors
Cumulus Media, Inc.


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 11, 1998, except for Note 12 as to which the date is February 19, 1998, relating to the combined financial statements of JKJ Broadcasting, Inc., Missouri River Broadcasting, Inc., Ingstad
Mankato, Inc., James Ingstad Broadcasting, Inc. and
Hometown Wireless, Inc.



                                McGladrey & Pullen, LLP


Pierre, South Dakota
December 4, 1998